Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION (TOGETHER, THE “SECURITIES LAWS”) AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ENCUMBERED IN THE ABSENCE OF COMPLIANCE WITH SUCH SECURITIES LAWS AND UNTIL THE COMPANY SHALL HAVE RECEIVED FROM COUNSEL ACCEPTABLE TO IT A WRITTEN OPINION REASONABLY SATISFACTORY TO IT THAT THE PROPOSED DISPOSITION WILL NOT VIOLATE ANY APPLICABLE SECURITIES LAWS.

SECURED PROMISSORY NOTE

 ___________ ___, 2013

FOR VALUE RECEIVED, the undersigned CAR CHARGING GROUP, INC., a Nevada corporation (the “Company” or “Maker”), promise(s) to pay to the order of MANHATTAN CHARGING, LLC (the “Holder”), at such place as may be designated in writing by the Holder, the principal sum of _______________________ ($__________) with interest thereon at the rate per annum (based on a 365-day year and charged on the basis of actual days elapsed) equal to 6%.  All sums owing hereunder are payable in lawful money of the United States of America, in immediately available funds.  In no event will the rate of interest payable hereunder exceed the maximum rate permitted by law.

1.      The outstanding principal balance of this Note (this “Note”), together with all accrued and unpaid interest, shall be due and payable on ___________ __, 2013 (the “Maturity Date”). In the event that the unpaid balance of the principal and interest shall not have been paid in full on or before the Maturity Date, interest on the unpaid balance of the principal will accrue from the Maturity Date through and including the date of final payment thereof in full at the rate of twenty percent (20%) per annum.

2.      Any and all payments on account of this Note shall be applied, first to accrued and unpaid interest, then to any unpaid fees and charges due hereunder and thereafter to outstanding principal. The Maker agrees that, to the extent it makes a payment or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the obligations or part thereof hereunder intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

3.      The outstanding principal balance and all accrued interest payable to the Holder hereunder may be prepaid at any time, without penalty or premium and without the prior consent of the Holder.

4.      The Company hereby covenants and agrees that so long as any of its obligations under this Note remain outstanding:

a.      The Company shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect the legal existence of each of Beam Charging LLC, a New York limited liability company (“Beam Charging”), and Beam Acquisition LLC, a Nevada limited liability company (“Beam Acquisition” and, as used in this Note, “Beam” shall mean Beam Charging and Beam Acquisition, jointly and severally), and do or cause to be done, and Beam shall do, all things reasonably necessary to preserve, renew and keep in full force and effect the rights, licenses, permits, privileges, franchises, trademarks, copyrights and patents material to the conduct of Beam.

b.      The Company shall or shall cause Beam to pay all of Beam’s obligations, including tax liabilities, before the same shall become delinquent, except where (i) the validity or amount thereof is being contested diligently and in good faith by appropriate proceedings, (ii) Beam has set aside on its books adequate reserves with respect thereto in accordance with GAAP and no notice of any lien or encumbrance with respect thereto has been filed or recorded and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a material adverse effect on Beam.

c.      The Company shall keep and maintain all property material to the conduct of Beam’s business in good working order and condition, ordinary wear and tear excepted.

d.      The Company shall, and shall cause Beam to, conduct Beam’s business in, and shall not and shall cause Beam not to, take any action other than in, the ordinary course of business consistent with past practice.

e.      The Company shall keep, in all material respects, proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to Beam’s business and activities.  The Company shall permit or cause Beam to permit any representatives designated by the Holder to visit and inspect Beam’s properties, to examine and make extracts from Beam’s books and records, and to discuss Beam’s affairs, finances and condition with Beam’s and the Company’s officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested.  The Holder and its agents may enter upon any of the Beam’s premises (prior to the occurrence of an Event of Default, upon reasonable notice) at any time during business hours and at any other reasonable time, and, from time to time, for the purpose of inspecting the Collateral (as defined in the Security Agreements) and any and all records pertaining thereto and the operation of Beam's business.

f.      The Company shall cause Beam to comply with all laws, rules, regulations and orders of any governmental authority applicable to Beam or Beam’s property.

g.      The Company shall not, and shall cause Beam not to, change (i) the legal name of Beam, (ii) the jurisdiction of organization of Beam, (iii) the location of the chief executive office of Beam, Beam’s principal place of business, any office in which Beam maintains books or records relating to Collateral owned or held by Beam or on Beam’s behalf or any office or facility at which Collateral owned or held by Beam or on Beam’s behalf is located (including the establishment of any such new office or facility), (iv) the identity or organizational structure of Beam, or (v) the organizational identification number or the Federal Taxpayer Identification Number of Beam.  The Company shall promptly notify the Holder if any portion of the Collateral is compromised, encumbered, pledged, devalued, threatened, damaged or destroyed.

h.      The Company shall cause Beam to, and Beam shall, maintain, with financially sound and reputable insurance companies, (i) adequate insurance for Beam’s insurable properties, all to such extent and against such risks, including fire, casualty, business interruption and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, and (ii) such other insurance as is required pursuant to the terms of the Security Agreements.

i.      The Company shall, and shall cause Beam to, execute any and all further documents, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, and other documents), that may be required under any applicable law, or which the Holder may reasonably request, to effectuate the transactions contemplated hereby and by the Security Agreements or to grant, preserve, protect or perfect the liens created or intended to be created hereby and by the Security Agreements or the validity or priority of any such lien, all at the expense of the Company.  The Company shall provide to the Holder, from time to time upon request, evidence reasonably satisfactory to the Holder as to the perfection and priority of the liens created or intended to be created by the Security Agreements.

j.      The Company shall cause Beam not to, and Beam shall not, create, incur, assume or permit to exist any new or additional Indebtedness, except for trade payables incurred in the ordinary course of business.  As used herein, "Indebtedness" of Beam means, without duplication, (i) all obligations of Beam for borrowed money, (ii) all obligations of Beam evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of Beam under conditional sale or other title retention agreements relating to property acquired by Beam, (iv) all obligations of Beam in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business), (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien on property owned or acquired by Beam, whether or not the Indebtedness secured thereby has been assumed (but only with respect to the value of the assets used to secure such Indebtedness), (vi) all guarantees by Beam of Indebtedness of others, (vii) all capital lease obligations of Beam, (viii) all obligations, contingent or otherwise, of Beam as an account party in respect of letters of credit and letters of guaranty and (ix) all obligations, contingent or otherwise, of Beam in respect of bankers' acceptances. The Indebtedness of Beam shall include the Indebtedness of any other entity (including any partnership in which Beam is a general partner) to the extent Beam is liable therefor as a result of Beam 's ownership interest in or other relationship with such entity.

k.      The Company shall cause Beam not to, and Beam shall not, create, incur, assume or permit to exist any lien or encumbrance on any property or asset now owned or hereafter acquired by Beam, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof.

l.      The Company shall not create, incur, assume or permit to exist any lien or encumbrance on any equity interest in Beam or any instrument, contract or right that is convertible into equity securities of Beam.

m.      The Company shall cause Beam not to, and Beam shall not, merge into or consolidate with any other person or entity, or permit any other person or entity to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the equity securities of any of its subsidiaries, if any (in each case, whether now owned or hereafter acquired), or liquidate or dissolve.

n.      The Company shall cause Beam not to, and Beam shall not, engage to any material extent in any business other than businesses of the type conducted by Beam on the date hereof and businesses or activities that are substantially similar, related or incidental thereto.

o.      The Company shall cause Beam not to, and Beam shall not, sell, transfer, lease or otherwise dispose (including pursuant to a merger) of any asset, including any equity securities, except sales, transfers and other dispositions of inventory, used or surplus equipment and intellectual property, in each case in the ordinary course of business.

p.      The Company shall cause Beam not to, and Beam shall not, make any distributions or pay any dividends whatsoever.

q.      The Company shall cause Beam not to, and Beam shall not: (i) authorize, issue, or agree to issue any additional equity interest in Beam or any instrument, contract or right that is convertible into equity interests in Beam; or (ii) make any material change in its capital structure.

r.      The Company shall cause Beam not to, and Beam shall not, pay or obligate itself to prepay any Indebtedness, other than Indebtedness under this Note and the other promissory notes issued by the Company on the date hereof pursuant to that certain Equity Exchange Agreement, dated as of the date hereof, a copy of which is attached hereto as Exhibit A (the “Exchange Agreement”), provided, however, that such payments are made to the holders of such notes in amounts that are proportionate to the original principal amount of such notes.

s.      The Company shall cause Beam not to, and Beam shall not, in any manner, amend or otherwise modify, or waive any material provision of Beam’s articles of organization, operating agreement or any other organizational document or similar document or agreement.

5.      For the purposes of this Note, each of the following events will constitute an “Event of Default” under this Note:

a.      The Maker fails to make payment in full of all principal and interest outstanding under this Note on the Maturity Date;

b.      The Maker institutes a proceeding seeking relief as a debtor under the United States Bankruptcy Code or any state insolvency law;

c.      An order is entered in a proceeding under the United States Bankruptcy Code or any state insolvency law declaring the Maker to be insolvent, or appointing a receiver or similar official for substantially all the Maker's properties, and either (i) the Maker consents to the entry of that order, or (ii) that order is not dismissed within 90 days;

d.      Maker shall have failed to observe or perform any covenant, condition or agreement contained in this Note or in the Security Agreement, dated as of the date hereof, by and among the Maker, Beam Charging LLC, Holder and certain other secured parties (the “Security Agreement”) or in the Pledge and Security Agreement, dated as of the date hereof, by and among the Maker, Beam Acquisition LLC, the Holder and certain other secured parties (the “Pledge Agreement”), or in that certain Escrow Agreement, dated as of the date hereof, by and among the Company, Beam Charging, Beam Acquisition, Holder and certain other parties (the “Escrow Agreement” and together with this Note, the Security Agreement, the Pledge Agreement and any and all documents and agreements executed thereunder or delivered in accordance therewith, the “Loan Documents”);

e.      The Company, Beam Acquisition or, with respect to the period from the date hereof, Beam Charging shall have failed to observe or perform any covenant, obligation or other agreement made by such party in the Exchange Agreement (or any document or agreement executed and/or delivered in connection therewith) or any breach of representation or warranty made by the Company, Beam Acquisition or, with respect to the period from the date hereof, Beam Charging, in the Exchange Agreement (or any document or agreement executed and/or delivered in connection therewith) shall have occurred.

f.      The Company and/or Beam Charging amend, change, transfer, pledge, hypothecate, sell or encumber in any way whatsoever that certain Amendment to Promissory Notes with respect to the Secured Notes (as defined in the Exchange Agreement) or waive or breach any representation, warranty, requirement or covenant therein.

g.      Any Loan Document shall cease, for any reason, to be in full force and effect (except upon indefeasible payment in full), or the Company, Beam Charging or Beam Acquisition shall so assert in writing or shall disavow any of its obligations thereunder; or

h.      any lien or encumbrance purported to be created under any Loan Document shall cease to be (through no fault or action of Holder), or shall be asserted by the Company, Beam Charging or Beam Acquisition not to be, a valid and perfected lien on any Collateral (as defined in the Loan Documents), with the priority required by the applicable Loan Document.

6.      At any time that an Event of Default has occurred, the entire remaining balance of the principal amount hereof, together with all accrued unpaid interest hereunder, shall be immediately due and payable, without demand, presentment, protest, notice of dishonor or other diligence of any kind, all of which are waived by the Maker.

7.      Upon Default, the Holder of this Note may employ an attorney to enforce the Holder's rights and remedies and the maker, principal, surety, guarantor and endorsers of this Note hereby agree to indemnify Holder and pay, with interest at the default rate set forth in Section 1 hereto, to Holder reasonable attorneys fees, plus all other reasonable expenses incurred by the Holder in exercising any of the Holder's rights and remedies upon Default. The rights and remedies of the Holder as provided in this Note and the other Loan Documents shall be cumulative and may be pursued singly, successively, or together in the sole discretion of the holder. The failure to exercise any such right or remedy shall not be a waiver or release or such rights or remedies or the right to exercise any of them at another time.

8.      All parties to this Note, including Maker and any sureties, endorsers, or guarantors hereby waive protest, presentment, notice of dishonor, any and all rights of set-off and notice of acceleration of maturity and agree to continue to remain bound for the payment of principal, interest and all other sums due under this Note notwithstanding any change or changes by way of release, surrender, exchange, modification or substitution of any security for this Note or by way of any extension or extensions of time for the payment of principal and interest or any right of set-off; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be made without notice or consent of any of them.

9.        This Note shall be construed and enforced in accordance with the laws of the State of New York, without regard to conflict of law principals.

10.      The Maker acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Maker, or if any of the Collateral should become the subject of any bankruptcy or insolvency proceeding, then the Holder should be entitled to, among other relief to which the Holder may be entitled under hereunder and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Holder to exercise all of its rights and remedies pursuant to this Note and/or applicable law. THE MAKER EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362.  FURTHERMORE, THE MAKER EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE HOLDER TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THIS NOTE AND/OR APPLICABLE LAW.  The Maker hereby consents to any motion for relief from stay that may be filed by the Holder in any bankruptcy or insolvency proceeding initiated by or against the Maker and, further, agrees not to file any opposition to any motion for relief from stay filed by the Holder.  The Maker represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Holder nor any person acting on behalf of the Holder has made any representations to induce this waiver, that the Maker has been represented (or has had the opportunity to be represented) in the signing of this Note and in the making of this waiver by independent legal counsel selected by the Maker and that the Maker has discussed this waiver with counsel.

11.      This Note, the Loan Documents and the other documents and agreements executed or delivered in connection therewith contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated herein and supersede all prior negotiations or agreements, written or oral.  This Note shall not be modified except by written instrument executed by all parties.  Any reference to this Note includes any amendments, renewals or extensions now or hereafter approved by the Holder and the Company in writing.  Maker may not assign any of its rights hereunder or delegate any of its obligations hereunder without the prior written consent of Holder.

12.      No recourse for the payment of any amount due under this Note, or for any claim based hereon or otherwise in respect hereof, shall be had against any member of the Maker or any incorporator, partner, shareholder, officer, member or director, as such, past, present or future, of any such member, except in accordance with the Loan Documents.  Nothing contained in this Paragraph shall be construed to limit the exercise or enforcement, in accordance with the terms of this Note, of rights and remedies against the Maker in connection with the transactions contemplated hereby.

-Signature Page Follows-

[SIGNATURE PAGE TO SECURED PROMISSORY NOTE]

CAR CHARGING GROUP, INC.

By:
Name:

Exhibit A

Equity Exchange Agreement